                                                                EXHIBIT (9)(b)

                                 THE GALAXY FUND

                            ADMINISTRATION AGREEMENT
                                 Amendment No. 1

                                                       _________________, 1998

First Data Investor Services
  Group, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Administration Agreement between the Trust and First Data Investor Services Group, Inc. ("FDISG") dated as of June 1, 1997 (the "Agreement") is herewith amended to provide that FDISG shall be the administrator for the Trust's New Jersey Municipal Bond Fund, MidCap Equity Fund and Special Equity Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                            Very truly yours,

                                            THE GALAXY FUND

                                            By:
                                               -----------------------
                                               Name: John T. O'Neill
                                               Title: President

Accepted:

FIRST DATA INVESTOR SERVICES
  GROUP, INC.

By:

    --------------------------
    Name:
    Title: